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                                                               EXHIBIT 23.4

                     [Letterhead of PricewaterhouseCoopers]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report, dated May 21, 1998, (except for Note 23 as to which the date is May 25, 1998) on our audits of the financial statements of Homestake Mining Company and Subsidiaries as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997. We also consent to the reference to our form (under the caption "Experts").



                                           /s/ PricewaterhouseCoopers LLP
                                           ------------------------------







San Francisco, California
October 26, 1998